Exhibit 99.1

Safeguard Scientifics Announces ORGANIZATIONAL CHANGES

TO DRIVE SHAREHOLDER RETURNS

•	Brian Sisko to step down as CEO
•	Dr. Robert J. Rosenthal assumes role of Executive Chairman of the Board
•	Industry veteran, Eric C. Salzman, appointed Chief Restructuring Officer
•	Provides business update in light of COVID 19

Radnor, PA, April 6, 2020 — Safeguard Scientifics, Inc. (NYSE:SFE) ("Safeguard" or "the Company") today announced several organizational changes to drive total shareholder returns.

Brian Sisko is stepping down as CEO of Safeguard after 14 years of service.  Under Mr. Sisko’s leadership, the Company embarked on its current strategy and has returned over $187 million of cash to its balance sheet, repaid its outstanding debt and returned over $20 million to shareholders.  Mr. Sisko stated, “I am pleased to have taken the Company to its current position and remain very optimistic about its future prospects.”

Dr. Robert J. Rosenthal, the current Chairman of the Company’s Board of Directors (the “Board”), will assume the role of Executive Chairman of the Board to provide continuity, expertise and oversight of the execution of the Company’s strategy.  Dr. Rosenthal will not receive additional compensation for assuming this expanded role.

Eric C. Salzman has been appointed to the newly created role of Chief Restructuring Officer (“CRO”). The CRO will report to the Executive Chairman and Board, and will be responsible for all aspects of the value maximization strategy. Mr. Salzman joins Safeguard after a 28-year career as an investment banker, growth equity and special situations investor and restructuring advisor at several Wall Street firms.  Mr. Salzman helped oversee the monetization of a $2 billion portfolio of illiquid assets in the Lehman Brothers bankruptcy and subsequently advised several investment funds on value-maximization strategies for their respective portfolios.  He has been an advisor to Safeguard’s Board since November 2019 and currently serves as a director on the board of 8x8, Inc., (NYSE: EGHT).  Mr. Salzman earned a B.A. Honors from the University of Michigan and an MBA from Harvard University.

“I am looking forward to working with Bob, the other members of the Board and the Safeguard team to build on the work achieved since Safeguard’s new strategy was launched in 2018,” said Mr. Salzman. “Based on my experience in principal investing, M&A, restructuring and value maximizing a number of illiquid companies and portfolios, I believe I can effectively contribute to the execution of the strategy and drive results for all stakeholders, notwithstanding the volatile macroenvironment.”

Dr. Rosenthal, said "I want to thank Brian for his unwavering commitment to the Company and for bringing us to the current position, with a strong balance sheet and significant potential for monetization of our portfolio.”  Dr. Rosenthal continued, “We are very excited to have Eric join us to lead the next phase of our strategy, particularly given his extensive experience in value-maximizing and monetizing portfolios.  We believe these changes will allow us to more effectively execute on our strategy, continue to focus on our cost structure and position Safeguard to operate in the current market and economic environment.”

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Business Update in light of COVID 19

Safeguard holds minority ownership interests in 15 healthcare and tech enabled companies representing over $200 million of deployed capital.  A majority of these ownership interests are in relatively mature venture backed businesses, none are pre-revenue, and all but one had greater than $5 million of revenue for the year-ended December 31, 2019. Over the past several months, we have been conducting an in-depth review of our companies valuations, prospects and exit opportunities with the more recent assistance of Mr. Salzman as an advisor to the Board.

The current economic and market conditions brought about by the COVID 19 pandemic have impacted our entire portfolio.  We are working with the management teams of each portfolio company to take actions to respond to this rapidly changing environment. These steps include implementing cost reduction efforts, securing additional capital and exploring a range of other steps which could mitigate some of the expected negative repercussions of current market conditions. We are also seeing a more challenging merger and acquisition market that generally lowers valuation expectations and extends exit timelines.  Some of our companies are seeing increased opportunities, but we have seen multiple potential buyers for at least one of our companies indefinitely delay proposals due to uncertainties impacting their businesses related to COVID-19.  As a result, Safeguard currently expects to incur non-cash impairment charges to our carrying values of several digital media and other interests of $5 to $12 million during the three months ended March 31, 2020.  In addition, we now expect our follow-on funding requirements for the full year of 2020 may be towards the higher-end of, and may exceed our prior estimate of $5 to $10 million.  Also, we now expect our corporate expenses* for the year ended December 31, 2020 to be lower than our prior target of $6.4 to $6.8 million.

Management will continue to update shareholders on developments within the portfolio and progress on our strategy at the regularly scheduled quarterly update.

About Safeguard Scientifics

Historically, Safeguard Scientifics (NYSE:SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades.

For more information, please visit www.safeguard.com.

* Corporate expenses is a non-GAAP measure that excludes depreciation, stock based compensation, severance and retirement costs, and other non-recurring items and other.  See complete definition and reconciliation in our February 27, 2020 full-year 2019 financial results press release.

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties.  Forward-looking statements include, but are not limited to, statements regarding Safeguard’s ability to maximize the value of monetization opportunities of its ownership interests and drive total shareholder returns.  Safeguard’s initiatives taken or contemplated to enhance and unlock value for all of its shareholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for ownership interests and maximize the return of value to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize

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shareholder value, the effect of Safeguard’s management succession plan on driving increased organizational effectiveness and efficiencies, the ability of the management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of ownership interests, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for ownership interests, and the amount of net proceeds from the monetization of ownership interests that will enable the return of value to Safeguard shareholders after satisfying working capital needs and the timing of such return of value. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our ownership interests for maximum value or at all and the return of value to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing ownership interests, the fact that our companies may vary from period to period, challenges to achieving liquidity from our ownership interests, fluctuations in the market prices of our publicly traded holdings, if any, competition, our inability to obtain maximum value for our ownership interests, our ability to attract and retain qualified employees, market valuations in sectors in which our ownership interests operate, our inability to control our ownership interests, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our ownership interests, including the fact that most of our ownership interests have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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SAFEGUARD CONTACT:

Mark Herndon

Chief Financial Officer

(610) 975-4913

mherndon@safeguard.com

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